November 4, 2015

Re: 2015 Michigan Member Director and District-Wide Independent Director Election Results

Dear FHLBI Shareholder:

The Federal Home Loan Bank of Indianapolis is pleased to announce the results of the 2015 Michigan member director election. The new directors’ terms will begin on January 1, 2016, and end on December 31, 2019.

Michigan - Two Member Directors

Number of members eligible to vote	215
Number of members casting votes	125
Total eligible votes for each directorship	1,723,910

Member Director Candidates	City, State	Term Ends	Votes Received
James A. Bosserd CEO & Director ChoiceOne Bank	Sparta, MI		264,747
James K. Ciroli Executive Vice President & CFO Flagstar Bank, F.S.B.	Troy, MI		75,408
Robert M. Fisher President & Vice Chairman Lake-Osceola State Bank	Baldwin, MI		261,873
Marc A. Fox Chairman & CFO Tuebor Captive Insurance Company LLC	Southfield, MI		66,683

Member Director Candidates	City, State	Term Ends	Votes Received
Robson J. Kuster, CFA Manager & Board Member IAS Services, LLC	Detroit, MI		52,494
*Michael J. Manica President & CEO United Bank of Michigan	Grand Rapids, MI	December 31, 2019	371,418
Stephen Lange Ranzini President, CEO, & Director University Bank	Ann Arbor, MI		173,169
*John L. Skibski Executive Vice President, CFO, & Director Monroe Bank & Trust	Monroe, MI	December 31, 2019	477,596

Carolynn Walton, CPA Vice President & Treasurer Blue Cross Blue Shield of Michigan	Detroit, MI		226,010
*Elected

The Federal Home Loan Bank of Indianapolis is pleased to announce the results of the 2015 district-wide election of two independent directors. The independent directors’ terms will also begin on January 1, 2016, and end on December 31, 2019.

Independent Director District-Wide Election - Two Directors

Number of Indiana members eligible to vote	180
Number of Michigan members eligible to vote	215
Total members eligible to vote	395
Number of Indiana members casting votes	53
Number of Michigan members casting votes	110
Total members casting votes	163
Total eligible votes for each directorship	3,683,455

Independent Director Candidate	Term Ends	Votes Received
*Robert D. Long CPA/Retired Audit Partner KPMG LLP	December 31, 2019	1,664,201
*Christine Coady Narayanan CEO & President Opportunity Resource Fund	December 31, 2019 (Public Interest Directorship)	1,585,155
*Elected

Thank you for participating in this year's election process. Your contribution ensures sound representation on our Board of Directors for the mutual benefit of the Bank and all of the shareholders it serves.

Sincerely,

Kania D. Warbington
Corporate Secretary